UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2016

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000 Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Carnero Processing Purchase and Sale Agreement

On October 6, 2016, Sanchez Energy Corporation (“Sanchez Energy”) and SN Midstream, LLC (“SNM”), a wholly-owned subsidiary of Sanchez Energy, on the one hand, entered into that certain Purchase and Sale Agreement (the “Carnero Purchase Agreement”) with Sanchez Production Partners LP (the “Partnership”), on the other hand, to sell all of SNM’s issued and outstanding membership interests in Carnero Processing, LLC (“Carnero”) for total consideration of approximately $47.7 million, plus the assumption of approximately $32.3 million of remaining capital contribution commitments.  The membership interests acquired constitute 50% of the outstanding membership interests in Carnero, with the other 50% of the membership interests of Carnero being owned by TPL SouthTex Processing Company LP (“Targa”).  Carnero is constructing a cryogenic gas processing facility located in La Salle County, Texas.

The Carnero Purchase Agreement contains customary representations and warranties by the parties, and the parties have agreed to customary indemnities relating to breaches of representations, warranties and covenants and the payment of assumed and excluded obligations.

The consummation of the transactions contemplated by the Carnero Purchase Agreement is subject to the satisfaction of customary closing conditions, including, among other things, the Partnership obtaining financing to pay the purchase price, the performance by the parties, in all material respects, of their respective covenants as set forth in the Carnero Purchase Agreement and the accuracy, in all material respects, of their respective representations and warranties as set forth in the Carnero Purchase Agreement.  The transactions contemplated by the Carnero Purchase Agreement are expected to close in October 2016, subject to satisfaction of the closing conditions.

The foregoing description of the Carnero Purchase Agreement is qualified in its entirety by reference to the full text of the Carnero Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

EWI Purchase and Sale Agreement

On October 6, 2016, SN Cotulla Assets, LLC and SN Palmetto, LLC (together, the “Seller”), each a wholly-owned subsidiary of Sanchez Energy, on the one hand, entered into that certain Purchase and Sale Agreement (the “EWI Purchase Agreement”) with SEP Holdings IV, LLC (the “Buyer”), a wholly-owned subsidiary of the Partnership, and the Partnership, on the other hand, to sell oil and gas properties for total consideration of $27.0 million.  After $2.1 million in normal and customary closing adjustments, consideration paid at closing will consist of $24.9 million cash paid to the Seller by the Buyer.  Components of the acquisition include working interests in 23 producing Eagle Ford wellbores located in Dimmit and Zavala counties in South Texas together with escalating working interests in an additional 11 producing wellbores located in the Palmetto Field in Gonzales County, Texas.

The EWI Purchase Agreement contains customary representations and warranties by the parties, and the parties have agreed to customary indemnities relating to breaches of representations, warranties and covenants and the payment of assumed and excluded obligations.

The consummation of the transactions contemplated by the EWI Purchase Agreement is subject to the satisfaction of customary closing conditions, including, among other things, the Partnership obtaining financing to pay the purchase price, the performance by the parties, in all material respects, of their respective covenants as set forth in the EWI Purchase Agreement and the accuracy, in all material respects, of their respective representations and warranties as set forth in the EWI Purchase Agreement.  The transactions contemplated by the EWI Purchase Agreement are expected to close in October 2016, subject to satisfaction of the closing conditions.

The foregoing description of the EWI Purchase Agreement is qualified in its entirety by reference to the full text of the EWI Purchase Agreement, a copy of which is attached hereto as Exhibit 2.2 and incorporated herein by reference.

Costa Azul Option

On October 6, 2016, Sanchez Energy and SN Terminal, LLC (the “SNT”), a wholly-owned subsidiary of Sanchez Energy, on the one hand, entered into that certain Purchase and Sale Agreement (the “Lease Option Purchase Agreement”, and collectively with the Carnero Purchase Agreement and the EWI Purchase Agreement, the “Transactions”) with the Partnership, on the other hand, pursuant to which SNT sold and conveyed to the Partnership an option to acquire a ground lease (the “Lease Option”) to which SNT is a party for a tract of land leased from the Calhoun Port Authority in Point Comfort, Texas.  In addition, if Sanchez Energy or any of its affiliates have entered into an option to engage in the construction of or participation in a Project (as defined below) and/or receive the benefit of an acreage dedication from an affiliate of Sanchez Energy relating to a Project, then such option and/or acreage dedication will also be assigned to the Partnership, if the Partnership exercises the Lease Option.  The Partnership will pay SNT $1.00 if the Lease Option is exercised, along with $250,000 if the Partnership or any other person affiliated with the Partnership elects to construct, own or operate a marine crude storage terminal on the Point Comfort Leasehold, participates as an investor in the same, within five miles thereof (a “Project”), or conveys an acreage dedication to or an option regarding a Project.

The Lease Option Purchase Agreement contains customary representations and warranties by the parties, and the parties have agreed to customary indemnities relating to breaches of representations, warranties and covenants and the payment of assumed and excluded obligations.

The consummation of the transactions contemplated by the Lease Option Purchase Agreement is subject to the satisfaction of customary closing conditions, including, among other things, approval by the board of directors of the general partner of the Partnership approving the exercise of the Lease Option, the performance by the parties, in all material respects, of their respective covenants as set forth in the Lease Option Purchase Agreement and the accuracy, in all material respects, of their respective representations and warranties as set forth in the Lease Option Purchase Agreement.

The foregoing description of the Lease Option Purchase Agreement is qualified in its entirety by reference to the full text of the Lease Option Purchase Agreement, a copy of which is attached hereto as Exhibit 2.3 and incorporated herein by reference.

General

Antonio R. Sanchez, III is Sanchez Energy’s Chief Executive Officer and is a member of the board of directors of both Sanchez Energy and of the general partner of the Partnership. Sanchez Oil and Gas Corporation (“SOG”) is a private company that provides certain services to both Sanchez Energy and the Partnership. Antonio R. Sanchez, Jr., the father of Antonio R. Sanchez, III, is a member of the board of directors of Sanchez Energy and both are officers and directors of SOG. Patricio D. Sanchez, the son of Antonio R. Sanchez, Jr. and brother of Antonio R. Sanchez, III, is an officer of SOG and an officer and director of the general partner of the Partnership. Eduardo A. Sanchez, the son of Antonio R. Sanchez, Jr. and brother of Antonio R. Sanchez, III and Patricio D. Sanchez, is Sanchez Energy’s President, a director of the general partner of the Partnership and an officer of SOG. Antonio R. Sanchez, Jr., Antonio R. Sanchez, III, Patricio D. Sanchez and Eduardo A. Sanchez all directly or indirectly own certain equity interests in Sanchez Energy, the Partnership, the Partnership’s general partner and SOG. The purchase price for the above transactions was determined through arm’s length negotiations between the general partner of the Partnership and Sanchez Energy, including independent committees of both entities.

The Transactions were reviewed and approved by the board of directors of Sanchez Energy (the “Board”) following review and approval by the audit committee of the Board (the “Audit Committee”), which is composed entirely of independent directors. Jefferies LLC acted as sole financial advisor to the Audit Committee. Richards, Layton & Finger, P.A. served as counsel to the Audit Committee and Akin Gump Strauss Hauer & Feld LLP represented Sanchez Energy in connection with the negotiation for the Transactions.

This Current Report on Form 8-K includes forward-looking statements as defined under federal law. Although Sanchez Energy believes that its expectations are based upon reasonable assumptions, no assurance can be given that Sanchez Energy’s goals will be achieved, including statements regarding its ability to close the transactions contemplated by the Transactions as indicated above. Actual results may vary materially. Sanchez Energy undertakes no obligation to publicly update or revise any forward-looking statement.

Item 7.01                                           Regulation FD.

On October 6, 2016, Sanchez Energy issued a press release relating to the transactions described in this Form 8-K.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit

2.1	Purchase and Sale Agreement, dated October 6, 2016, by and among Sanchez Energy Corporation, SN Midstream, LLC and Sanchez Production Partners LP*

2.2	Purchase and Sale Agreement, dated October 6, 2016, by and among SN Cotulla Assets, LLC, SN Palmetto, LLC, SEP Holdings IV, LLC and Sanchez Production Partners LP*

2.3	Purchase and Sale Agreement, dated October 6, 2016, by and among Sanchez Energy Corporation, SN Terminal, LLC and Sanchez Production Partners LP*

99.1	Press Release, dated October 6, 2016

*                                         The exhibits and schedules to the these agreements have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request. Descriptions of such exhibits and schedules are set forth on the table of contents of the respective agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: October 7, 2016	By:	/s/ Garrick A. Hill
Garrick A. Hill
Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

2.1	Purchase and Sale Agreement, dated October 6, 2016, by and among Sanchez Energy Corporation, SN Midstream, LLC and Sanchez Production Partners LP*

2.2	Purchase and Sale Agreement, dated October 6, 2016, by and among SN Cotulla Assets, LLC, SN Palmetto, LLC, SEP Holdings IV, LLC and Sanchez Production Partners LP*

2.3	Purchase and Sale Agreement, dated October 6, 2016, by and among Sanchez Energy Corporation, SN Terminal, LLC and Sanchez Production Partners LP*

99.1	Press Release, dated October 6, 2016

*                                         The exhibits and schedules to the these agreements have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Partnership will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request. Descriptions of such exhibits and schedules are set forth on the table of contents of the respective agreements.